Exhibit (g)(6)



                        ALLIANCEBERNSTEIN CAP FUND, INC.

                                                               October 12, 2012

State Street Bank and Trust Company
Lafayette Corporate Center
2 Avenue de Lafayette
Boston, MA  02111
Attention: Richard W. Stowe, Vice President

         Re:  AllianceBernstein Cap Fund, Inc. (the "Fund")
              ---------------------------------------------

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new Portfolio to be known as AllianceBernstein Emerging Markets Equity Portfolio (the "Portfolio").

In accordance with Section 18.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of August 3, 2009 by and among each management investment company party thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the aforementioned Portfolio under the terms of the aforementioned contract. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 18.7 of the aforementioned contract.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                              Sincerely,

                               AllianceBernstein Cap Fund, Inc.
                                    on behalf of:
                                       AllianceBernstein Emerging Markets Equity
                                       Portfolio


                               By:
                                  ---------------------------------------
                               Name:   Eric Freed
                               Title:  Assistant Secretary, Duly Authorized

AGREED AND ACCEPTED:

STATE STREET BANK AND TRUST COMPANY

By:
    ----------------------------
Name:
      --------------------------
Title: ________________, Duly Authorized


Effective Date: ____________, 2012

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